As filed with the Securities and Exchange Commission on April 24, 2009
Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Converted Organics Inc.
(Exact name of registrant as specified in its charter)

Delaware	2873	20-4075963
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Code Number)	Identification Number)
7A Commercial Wharf West
Boston, MA 02110
(617) 624-0111
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Edward J. Gildea
Chief Executive Officer
7A Commercial Wharf West
Boston, MA 02110
(617) 624-0111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Ralph V. De Martino, Esq.
Cavas S. Pavri, Esq.
Cozen O’Connor
1900 Market Street
Philadelphia, Pennsylvania 19103
Telephone: (215) 665-5542
Facsimile: (215) 701-2478

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number in the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

	Proposed Maximum
	Aggregate Offering	Amount of
Title of Each Class of Security Being Registered	Price(1)(2)	Registration Fee
Common Stock, par value $.001 per share	(3)	(3)
Preferred Stock, par value $.001 per share	(3)	(3)
Debt Securities	(3)	(3)
Warrants	(3)	(3)
Units	(3)	(3)
Total	$12,500,000 (4)	$697.50

(1)	This registration statement includes $12,500,000 of securities that may be issued by the registrant from time to time in indeterminate amounts and at indeterminate times. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock, preferred stock, warrants or units of the registrant and such indeterminate amount of debt securities of the registrant as may be issued upon conversion or exchange of any debt securities or preferred stock that provide for conversion into or exchange for other securities. No separate consideration may be received for the shares of common stock, preferred stock, warrants or units or amount of debt securities issuable upon such conversion or exchange.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all securities listed.

(3)	Not required to be included as to each class in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(4)	At no time will the maximum aggregate offering price of all securities issued in any given 12-month period exceed the amount allowed for in General Instruction I.B.6. of Form S-3.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, dated April 24, 2009
$12,500,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may offer, from time to time, in one or more series:
•	shares of common stock;

•	shares of preferred stock

•	secured or unsecured senior debt securities;

•	unsecured subordinated debt securities;

•	warrants; and

•	units.
The securities:
•	will have a maximum aggregate offering price of $12,500,000;

•	will be offered at prices and on terms to be set forth in one or more accompanying prospectus supplements;

•	may be denominated in U.S. dollars or in other currencies or currency units;

•	may be offered separately or together, or in separate series; and

•	may be listed on a national securities exchange, if specified in an accompanying prospectus supplement.
Our common stock and Class B warrants are listed on the Nasdaq Capital Market under the symbols “COIN” and “COINZ.” On April 20, 2009, the closing sale prices of our common stock and Class B warrants on the Nasdaq Capital Market were $0.83 per share and $0.26 per Class B warrant.
As of April 20, 2009, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $9,121,142, based on 14,017,372 shares of outstanding common stock, of which 11,693,772 shares were held by non-affiliates, and a per share price of $0.78 based on the closing sale price of our common stock on that date. We have not offered any securities during the period of 12 calendar months immediately prior to, and including, the date of this prospectus pursuant to General Instruction I.B.6. of Form S-3.
Investing in our securities involves risks. See “Risk Factors” beginning on page 1.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                , 2009.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, securities having an aggregate initial offering price of up to $12,500,000. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”
     This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under the heading “Where You Can Find More Information.”
RISK FACTORS
     Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
CORPORATE INFORMATION
     Our principal executive offices are located at 7A Commercial Wharf West, Boston, MA 02110, and our telephone number is (617) 624-0111. Our web site address is convertedorganics.com. Information on our web site is not part of this prospectus.
FORWARD-LOOKING STATEMENTS
     Some of the information in this prospectus, any prospectus supplement, and the documents we incorporate by reference contains forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, any prospectus supplement, and the documents we incorporate by reference may also contain forward-looking statements attributed to third parties relating to their estimates regarding the growth of our markets. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference.
     You should also consider carefully the statements under “Risk Factors” and other section of this prospectus, any prospectus supplement, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.
USE OF PROCEEDS
     Except as otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital or financing acquisitions and capital expenditures. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities.

DESCRIPTION OF COMMON STOCK
     We are authorized to issue 40,000,000 shares of common stock. As of April 20, 2009, there were outstanding:
•	14,017,372 shares of common stock outstanding;

•	1,246,735 shares issuable upon the exercise of options issued pursuant to our current stock option plans;

•	9,809,119 shares issuable upon the exercise of outstanding warrants; and

•	276,932 shares issuable upon the exercise of options available for future grant under our stock option plans.
     Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of legally available assets at such times and in such amounts as our Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not authorized.
     Our common stock is not subject to conversion or redemption and holders of our common stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of our company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time. Each outstanding share of common stock is fully paid and nonassessable.
Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws
     Our Certificate of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.
     Staggered Board. Staggered terms tend to protect against sudden changes in management and may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders. Our Board of Directors is divided into three classes, with one class of directors elected at each year’s annual stockholder meeting.
     Special Meetings. Our Bylaws provide that special meetings of stockholders can be called by the President, at the request of a majority of the Board of Directors or at the written request of holders of at least 50% of the shares outstanding and entitled to vote.
     Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. The ability to issue preferred stock may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.
     Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:
•	Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

•	Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

•	On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
     Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. We also anticipate that Section 203 may also discourage attempted acquisitions that might result in a premium over the market price for the shares of common stock held by stockholders.
     The provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests..
Limitation of Director Liability
     The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of the directors’ fiduciary duty of care. Although the law does not change the directors’ duty of care, it enables corporations to limit available relief in most cases to equitable remedies such as an injunction. Our certificate of incorporation limits the liability of directors to us or our stockholders to the fullest extent permitted by applicable law. Specifically, our directors will not be personally liable to us or our stockholders for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.
Indemnification
     To the maximum extent permitted by law, our bylaws provide for mandatory indemnification of directors and permit indemnification of our employees and agents against all expense, liability and loss to which they may become subject or which they may incur as a result of being or having been our director, officer, employee or agent. In addition, we must advance or reimburse directors and officers, and may advance or reimburse employees and agents, for expenses incurred by them as a result of indemnifiable claims.
Transfer Agent, Warrant Agent and Registrar
     The transfer agent and registrar for our common stock and warrant agent for the public warrants is Computershare Shareholder Services, Inc., and its wholly owned subsidiary, Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts 02021.
Listing
     Our common stock and Class B warrants are listed on the Nasdaq Capital Market and the Boston Stock Exchange.

DESCRIPTION OF PREFERRED STOCK
     We are authorized to issue 10,000,000 shares of preferred stock.
     Our Board of Directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series. Our Board of Directors may also designate the rights, preferences and privileges of each series of preferred stock, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until our Board of Directors determines the specific rights of the holders of the preferred stock. However, these effects might include: (a) restricting dividends on the common stock; (b) diluting the voting power of the common stock; (c) impairing the liquidation rights of the common stock; and (d) delaying or preventing a change in control of our company without further action by our stockholders.
     As of the date of this prospectus, we have not authorized any classes of preferred stock.

DESCRIPTION OF DEBT SECURITIES
     The following description sets forth some general terms and provisions of the debt securities we may offer, but is not complete. The particular terms of the debt securities offered, and the extent to which the general provisions may or may not apply to the debt securities so offered, will be described in the prospectus supplement relating to the particular debt securities.
     Except as permitted by applicable law, any indentures will be qualified under the Trust Indenture Act of 1939, as amended. Any senior debt securities will be issued under a senior indenture to be entered into between us and the trustee named in the senior indenture. Any subordinated debt securities will be issued under a subordinated indenture to be entered into between us and the trustee named in the subordinated indenture.
     The following summaries of some material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture (as supplemented) applicable to a particular series of debt securities, including the definitions therein of some terms. As such the following provisions may be amended or modified by the terms of such indenture. If we so indicate in the prospectus supplement, the terms of any debt securities offered under that prospectus supplement may differ from the terms described below. In addition, to the extent an indenture is not required pursuant to applicable law, the following provisions may be mondified in the instruments comprising the debt securities.
General
     Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.
     Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.
     Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:
•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	whether the debt securities of the series will be guaranteed and the terms of any such guarantee;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities;

•	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depository for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.
     Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities.
Guarantees
     Debt securities may be guaranteed by our subsidiaries if so provided in the applicable prospectus supplement. The prospectus supplement will describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.
Subordination
     The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, if any. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing indebtedness. Unless otherwise noted in the prospectus supplement, the subordinated indenture will not limit the amount of subordinated debt securities which we may issue, nor will it limit us from issuing any other secured or unsecured debt.
     Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities.
     In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.
     Unless otherwise indicated in an applicable prospectus, if any series of subordinated debt securities is guaranteed by certain of our subsidiaries, then the guarantee will be subordinated to the senior indebtedness of such guarantor to the same extent as the subordinated debt securities are subordinated to the senior indebtedness.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
     The indenture does not contain any covenant that restricts our ability to merge, consolidate, sell, convey, transfer or otherwise dispose of all or substantially all of our assets so long as no default or event of default under the indenture shall have occurred or be continuing immediately before and immediately after giving effect to such a transaction. Any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate.
     Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions providing for a put or increased interest or otherwise that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.
Events of Default, Notice and Waiver
     Event of default means, with respect to any series of debt securities, any of the following:
•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
     No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
     If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
     The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
     No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

     If any securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Discharge, Defeasance and Covenant Defeasance
     We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen, destroyed or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates.
     We may discharge our obligations under the indenture or release ourselves from covenant restrictions only if, in addition to making the deposit with the trustee, we meet some specific requirements. Among other things:
•	we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law;

•	we may not have a default on the debt securities discharged on the date of deposit;

•	the discharge may not violate any of our agreements; and

•	the discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.
Modification and Waiver
     Under the indenture, unless an accompanying prospectus supplement states otherwise, we may modify and amend the indentures with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

•	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•	make any debt security payable in money other than that stated in the debt securities;

•	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt security; or

•	make any change in the preceding amendment and waiver provisions.
     The indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.
Payment and Paying Agents
     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.
     Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.
     Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
     All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.
Denominations, Registrations and Transfer
     Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.
     A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:
•	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

•	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

•	there has occurred and is continuing a default or event of default with respect to the debt securities.
     If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.
Conversion or Exchange Rights

     The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.
Governing Law
     The indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.
Trustee
     The trustee or trustees under the indenture will be named in any applicable prospectus supplement.

DESCRIPTION OF WARRANTS
     The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference to the registration statement which includes this prospectus.
General
     We may issue warrants for the purchase of common stock, preferred stock, units or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock, units or debt securities, and the warrants may be attached to or separate from these securities.
     We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
     We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased, if not United States dollars;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock, preferred stock or units, the number of shares of common stock, preferred stock or units purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
     Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
     Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
     Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the company or warrant agent, as applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the company or warrant agent, as applicable,.
     Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights by Holders of Warrants
     Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
     If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.
     The exercise price and the number of shares of common stock for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock.
     Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1% in the exercise price. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.
     Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of shares, other securities, property or cash receivable by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to the occurrence of the event.
Modification of the Warrant Agreement
     The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;

•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.
Class B Warrants
     General. We have outstanding 6,645,745 Class B warrants. The Class B warrants may be exercised until the expiration date, which is February 13, 2012. Each Class B warrant entitles the holder to purchase one share of common stock at an exercise price of $11.00 per share. In addition, the warrant provides for anti-dilution protection in connection with our issuance of any stock dividends, which we have declared since the issuance of the warrants. Accordingly, holders of the Class B warrants may currently purchase 1.4677 shares of common stock for each warrant exercised. The warrant exercise price will be adjusted if specific events, summarized below, occur. A holder of warrants will not be deemed a holder of the underlying stock for any purpose until the warrant is exercised. If at their expiration date the Class B warrants are not currently exercisable, the expiration date will be extended for 30 days following notice to the holders of the warrants that the warrants are again exercisable. If we cannot honor the exercise of Class B warrants and the securities underlying the warrants are listed on a securities exchange or if there are three independent market makers for the underlying securities, we may, but are not required to, settle the warrants for a price equal to the difference between the closing price of the underlying securities and the exercise price of the warrants. Because we are not required to settle the warrants by payment of cash, and because there is a possibility that warrant holders will not be able to exercise the warrants when they are in-the -money or otherwise, there is a risk that the warrants will never be settled in shares or payment of cash. This may have an adverse effect on the demand for the warrants and the prices that can be obtained from reselling them.
     No Redemption. The Class B warrants are non-redeemable.
     Exercise. The holders of the Class B warrants may exercise them only if an appropriate registration statement is then in effect. To exercise a Class B warrant, the holder must deliver to our transfer agent the warrant certificate on or before the expiration date or the redemption date, as applicable, with the form on the reverse side of the certificate executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised. Fractional shares of common stock will not be issued upon exercise of the warrants.
     Adjustments in Certain Events. We will make adjustments to the terms of the Class B warrants if certain events occur. If we distribute to our stockholders additional shares of common stock through a dividend or distribution, or if we effect a stock split of our common stock, we will adjust the total number of shares of common stock purchasable on exercise of a Class B warrant so that the holder of a Class B warrant thereafter exercised will be entitled to receive the number of shares of common stock the holder would have owned or received after such event if the Class B warrant holder had exercised the Class B warrant before the event causing the adjustment. The aggregate exercise price of the Class B warrant will remain the same in that circumstance, but the effective purchase price per share of common stock purchasable upon exercise of the Class B warrant will be proportionately reduced because a greater number of common stock shares will then be purchasable upon exercise of the adjusted Class B warrant. We will make equivalent changes in the Class B warrants if we effect a reverse stock split.
     In the event of a capital reorganization or reclassification of our common stock, the Class B warrants will be adjusted so that thereafter each Class B warrant holder will be entitled to receive upon exercise the same number and kind of securities that such holder would have received if the Class B warrant had been exercised before the capital reorganization or reclassification of our common stock and the securities received on such exercise had been held through the record date of the reorganization or recapitalization.
     If we merge or consolidate with another corporation, or if we sell our assets as an entirety or substantially as an entirety to another corporation, we will make provisions so that Class B warrant holders will be entitled to receive upon exercise of a Class B warrant the kind and number of securities, cash or other property that would have been received as a result of the transaction by a person who was our stockholder immediately before the transaction and who owned the same number of shares of common stock for which the Class B warrant was exercisable immediately before the transaction. No adjustment to the Class B warrants will be made, however, if a merger or consolidation does not result in any reclassification or change in our outstanding common stock.

Underwriter’s Warrants
     In connection with our initial public offering, we issued to the underwriter warrants to purchase 131,219 units, consisting of 131,219 shares of our common stock, 131,219 Class A warrants and 131,219 Class B warrants. The underwriter’s warrants will be exercisable for units at any time beginning February 13, 2008 until February 13, 2012. However, neither the underwriter’s warrants nor the underlying securities may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person, except to any member participating in the offering and the officers or partners thereof, and only if all securities so transferred remain subject to the one-year lock-up restriction for the remainder of the lock-up period. If we cannot honor the exercise of the underwriter’s warrants and the securities underlying the warrants are listed on a securities exchange or if there are three independent market makers for the underlying securities, we may, but are not required to, settle the underwriter’s warrants for a price equal to the difference between the closing price of the underlying securities and the exercise price of the warrants. Because we are not required to settle the representative’s warrants by payment of cash, it is possible that the underwriter’s warrants will never be settled in shares or payment of cash.

DESCRIPTION OF UNITS
     As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of common or preferred stock, or any combination of such securities. The applicable prospectus supplement will describe:
•	the terms of the units and of the warrants, debt securities, common stock and preferred stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION
     Pursuant to General Instruction I.B.6 of Form S-3 and so long as such instruction is applicable to us, we are permitted to use the registration statement of which this prospectus forms a part to sell a maximum amount of securities equal to one-third of the aggregate market value of our outstanding, publicly held voting and non-voting common equity in any 12 month period. We may, from time to time, offer and sell the securities registered hereby up to this maximum amount.
     We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:
•	the name or names of any underwriters, if any, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.
     We may distribute the securities from time to time in one or more transactions at:
•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	varying prices determined at the time of sale related to such prevailing market prices; or

•	negotiated prices.
     Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
     If we use underwriters in the sale, they may acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.
     If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
     We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.
     We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
     In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.
Market Making, Stabilization and Other Transactions
     Our common stock and Class B warrants are listed on the NASDAQ Capital Market. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each series of warrants will be a new issue and will have no established trading market. The applicable prospectus supplement will indicate if we elect to list a series of warrants on an exchange. Any underwriters that we use in the sale of securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
     Any underwriter also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
     Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the security originally sold by the syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the security to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
     The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.
Derivative Transactions and Hedging
     We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell the securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
Electronic Auctions
     We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.
     Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such security is sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

     Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.
General Information
     We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business. We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved.
LEGAL MATTERS
     The validity of the securities offered will be passed upon for us by Cozen O’Connor, Philadelphia, Pennsylvania.
EXPERTS
     The financial statements incorporated by reference in this prospectus have been audited by CCR LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission’s Public Reference Room 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s Internet site at www.sec.gov.
     This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.
INCORPORATION OF DOCUMENTS BY REFERENCE
     The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the Securities and Exchange Commission will update and supersede this information.
     We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:
•	Our Annual Report on Form 10-K for the year ended December 31, 2008.

•	Our Current Reports on Form 8-K dated January 12, 2009; January 29, 2009; February 27, 2009; March 12, 2009; March 25, 2009; March 27, 2009; April 1, 2009; April 2, 2009; April 6, 2009; April 10, 2009; and April 13, 2009.

•	The description of our common stock contained in our registration statement on Form 8-A filed on May 30, 2007, and any amendment or report filed for the purpose of updating that description.

     An updated description of our capital stock is included in this prospectus under “Description of Common Stock” “Description of Preferred Stock,” and “Description of Warrants.”
     You may request a copy of these filings, at no cost, by contacting us at:
Converted Organics Inc.
Attn: Corporate Secretary
7A Commercial Wharf West
Boston, MA 02110
Phone: (617) 624-0111

CONVERTED ORGANICS INC.
$12,500,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

PROSPECTUS

               , 2009
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other expenses of issuance and distribution
     The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee:

Securities and Exchange Commission registration fee	$697.50
Accounting fees and expenses	$5,000
Legal fees and expenses	$5,000
Printing fees and expenses	$5,000
Miscellaneous	$5,000
Total	$20,697.50
Item 15. Indemnification of directors and officers
     Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of ours. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.
     Our certificate of incorporation provides that a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. In addition, our bylaws provide that each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director shall be indemnified and held harmless to the fullest extent permitted by Delaware law. The right to indemnification conferred in our bylaws also includes the right to be reimbursed for all expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware law.
     Our bylaws further provide that we shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ours against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under Delaware law. We have also obtained directors’ and officers’ liability insurance, which insures against liabilities that our directors or officers may incur in such capacities.
Item 16. Exhibits and financial statement schedules
     (a) Exhibits Pursuant to Item 601 of Regulation S-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

1	Form of underwriting agreement (1)

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form SB-2 filed June 21, 2006)

3.2	Amendment to Certificate of Incorporation (incorporated by reference to Annex B to our Definitive Schedule

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

14A filed March 5, 2008)

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed June 6, 2008)

4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 to our Form SB-2/A filed January 25, 2007)

4.2	Certificate of designations for preferred stock (1)

4.3	Form of Preferred Stock certificate (1)

4.4	Form of Indenture

4.5	Form of Warrant Agreement (1)

4.6	Form of Warrant Certificate (1)

4.7	Form of Unit Certificate (1)

4.8	Form of Class B Warrant (incorporated by reference to Exhibit B to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.9	Form of Unit Certificate (incorporated by reference to Exhibit 4.4 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.10	Warrant Agreement between the Registrant and Computershare Shareholder Services, Inc. and Computershare Trust Company N.A., dated February 16, 2007 (incorporated by reference to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.11	Form of Representative’s Purchase Warrant (incorporated by reference to Exhibit 4.6 to our Registration Statement on Form SB-2 filed June 21, 2006)

4.12	Registration Rights Agreement between the Registrant and Professional Offshore Opportunity Fund, Ltd., Professional Traders Fund, LLC and High Capital Funding, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.06 to our current report on Form 8-K filed January 29, 2008)

4.13	Loan and Securities Purchase Agreement between the Registrant and each of Professional Offshore Opportunity Fund, Ltd., Professional Traders Fund, LLC and High Capital Funding, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.10 to our current report on Form 8-K filed January 29, 2008)

4.14	Secured Convertible Debenture to High Capital Funding, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.07 to our current report on Form 8-K filed January 29, 2008)

4.15	Secured Convertible Debenture to Professional Offshore Opportunity Fund, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.09 to our current report on Form 8-K filed January 29, 2008)

4.16	Purchase Agreement dated March 6, 2009 by and among Converted Organics Inc. and Professional Offshore Opportunity Fund, Ltd. (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed March 12, 2009)

4.17	Convertible Note dated March 6, 2009 by Converted Organics Inc. payable to Professional Offshore Opportunity Fund, Ltd. (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed March 12, 2009)

4.18	Registration Rights Agreement dated March 6, 2009 by and among Converted Organics Inc. and Professional Offshore Opportunity Fund, Ltd. (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed March 12, 2009)

4.19	Form of First Amendment to the Secured Convertible Debenture dated January 24, 2008 (incorporated by reference to Exhibit 4.13 to our annual current report on Form 10-K filed March 30, 2009)

4.20	Form of Second Amendment to the Secured Convertible Debenture dated January 24, 2008 used for Professional Offshore Opportunity Fund, Ltd. (incorporated by reference to Exhibit 4.14 to our annual current report on Form 10-K filed March 30, 2009)

4.21	Form of Second Amendment to the Secured Convertible Debenture dated January 24, 2008 used for High Capital Funding, LLC (incorporated by reference to Exhibit 4.15 to our annual current report on Form 10-K filed March 30, 2009)

5	Opinion of Cozen O’Connor (to be filed by amendment)

23.1	Cozen O’Connor Consent (included in Exhibit 5)

23.2	CCR LLP Consent

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amendment, of a trustee acceptable to the registrant, as trustee under any new senior indenture (to be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable)

(1)	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, including a Current Report on Form 8-K, and incorporated by reference herein.
Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) If the registrant is relying on Rule 430B:
          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes that:
     (1) For purposes of determining liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on April 24, 2009.

CONVERTED ORGANICS INC.
By:	/s/ Edward J. Gildea
	Name:	Edward J. Gildea
	Title:	President, Chief Executive Officer, and Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Gildea, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward J. Gildea	Chairman, President and Chief Executive Officer	April 24, 2009
Edward J. Gildea

/s/ David R. Allen David R. Allen	Chief Financial Officer, Executive Vice President of Administration	April 24, 2009

/s/ Ellen P. Geoffrey	Chief Accounting Officer	April 24, 2009
Ellen P. Geoffrey

/s/ Robert E. Cell	Director	April 24, 2009
Robert E. Cell

/s/ John P. DeVillars	Director	April 24, 2009
John P. DeVillars

/s/ Edward A. Stoltenberg	Director	April 24, 2009
Edward A. Stoltenberg

INDEX TO EXHIBITS

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
1	Form of underwriting agreement (1)

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form SB-2 filed June 21, 2006)

3.2	Amendment to Certificate of Incorporation (incorporated by reference to Annex B to our Definitive Schedule 14A filed March 5, 2008)

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed June 6, 2008)

4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 to our Form SB-2/A filed January 25, 2007)

4.2	Certificate of designations for preferred stock (1)

4.3	Form of Preferred Stock certificate (1)

4.4	Form of Indenture

4.5	Form of Warrant Agreement (1)

4.6	Form of Warrant Certificate (1)

4.7	Form of Unit Certificate (1)

4.8	Form of Class B Warrant (incorporated by reference to Exhibit B to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.9	Form of Unit Certificate (incorporated by reference to Exhibit 4.4 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.10	Warrant Agreement between the Registrant and Computershare Shareholder Services, Inc. and Computershare Trust Company N.A., dated February 16, 2007 (incorporated by reference to Exhibit 4.5 on Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 filed February 20, 2007)

4.11	Form of Representative’s Purchase Warrant (incorporated by reference to Exhibit 4.6 to our Registration Statement on Form SB-2 filed June 21, 2006)

4.12	Registration Rights Agreement between the Registrant and Professional Offshore Opportunity Fund, Ltd., Professional Traders Fund, LLC and High Capital Funding, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.06 to our current report on Form 8-K filed January 29, 2008)

4.13	Loan and Securities Purchase Agreement between the Registrant and each of Professional Offshore Opportunity Fund, Ltd., Professional Traders Fund, LLC and High Capital Funding, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.10 to our current report on Form 8-K filed January 29, 2008)

4.14	Secured Convertible Debenture to High Capital Funding, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.07 to our current report on Form 8-K filed January 29, 2008)

4.15	Secured Convertible Debenture to Professional Offshore Opportunity Fund, LLC, dated January 24, 2008 (incorporated by reference to Exhibit 2.09 to our current report on Form 8-K filed January 29, 2008)

4.16	Purchase Agreement dated March 6, 2009 by and among Converted Organics Inc. and Professional Offshore Opportunity Fund, Ltd. (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed March 12, 2009)

4.17	Convertible Note dated March 6, 2009 by Converted Organics Inc. payable to Professional Offshore Opportunity Fund, Ltd. (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed March 12, 2009)

4.18	Registration Rights Agreement dated March 6, 2009 by and among Converted Organics Inc. and Professional Offshore Opportunity Fund, Ltd. (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed March 12, 2009)

4.19	Form of First Amendment to the Secured Convertible Debenture dated January 24, 2008 (incorporated by reference to Exhibit 4.13 to our annual current report on Form 10-K filed March 30, 2009)

4.20	Form of Second Amendment to the Secured Convertible Debenture dated January 24, 2008 used for Professional Offshore Opportunity Fund, Ltd. (incorporated by reference to Exhibit 4.14 to our annual current report on Form 10-K filed March 30, 2009)

4.21	Form of Second Amendment to the Secured Convertible Debenture dated January 24, 2008 used for High Capital Funding, LLC (incorporated by reference to Exhibit 4.15 to our annual current report on Form 10-K

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
filed March 30, 2009)

5	Opinion of Cozen O’Connor (to be filed by amendment)

23.1	Cozen O’Connor Consent (included in Exhibit 5)

23.2	CCR LLP Consent

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amendment, of a trustee acceptable to the registrant, as trustee under any new senior indenture (to be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable)

(1)	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, including a Current Report on Form 8-K, and incorporated by reference herein.